UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/04/2006

Federal Home Loan Bank of Indianapolis
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 Woodfield Crossing Boulevard
Indianapolis, IN 46240
(Address of principal executive offices, including zip code)

(317) 465-0200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Federal Home Loan Bank of Indianapolis announced today that Milton J. Miller, II, Senior Vice President, Chief Financial Officer, will retire effective December 29, 2006. Mr. Miller qualifies for the Bank's early retirement incentive, adopted by the Board of Directors on October 20, 2006, as disclosed in the Bank's Current Report on Form 8K filed on October 27, 2006. Pursuant to the terms of the incentive, Mr. Miller is estimated to receive an increased annual benefit of $41,663 or a lump sum increased benefit of $710,371 from the Bank's qualified and non-qualified pension plans. The estimates are based upon certain assumed interest rates, mortality tables, participation in non-qualified plans and other factors that could increase or decrease the actual payment to Mr. Miller.

A copy of the press release announcing Mr. Miller's retirement is attached as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

Press Release dated December 4, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: December 04, 2006	By:	/s/ MARTIN L. HEGER
Martin L. Heger
President and Chief Executive Officer

Date: December 04, 2006	By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President - General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Miller retirement